Exhibit 99.2

          THE STEPHAN COMPANY ANNOUNCES THAT IT HAS SIGNED A SUBLICENSE
               TO MANUFACTURE AND DISTRIBUTE PRODUCTS BASED ON THE
              SYNDICATED COMIC STRIP, PEANUTS BY CHARLES M. SCHULZ.

Ft. Lauderdale, Fl, April 18, 2006 - The Stephan Co. (AMEX:TSC) announced today that the initial part of the agreement between Romella International AB, and United Feature Syndicate, Inc., and The Stephan Company will run until March 2009.

The agreement gives The Stephan Company distribution rights to direct mail catalogs, Duty Free Shops, Department Stores, Home Shopping Channels, Mass Market Retailers, Department Stores and Super Market/Grocery Stores in the United States and its possessions.

The Company is very excited with the potential of the PEANUTS characters and is anticipating that the lead line will be fragrance geared towards the younger market, using the Snoopy logo; followed by additions to the line, which would fall into the bath and body category.

Cosmetic bags and other types of carry-on bags will also be part of the license agreement, which the company intends to market with its fragrance and bath items.


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